EXHIBIT 4k

BRISTOL-MYERS SQUIBB COMPANY

AND

JPMORGAN CHASE BANK

TRUSTEE

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 18, 2003

TO

INDENTURE

DATED AS OF JUNE 1, 1993

4.00% NOTES DUE 2008 AND 5.25% NOTES DUE 2013

TABLE OF CONTENTS

		Page
ARTICLE ONE
DEFINITIONS

Section 101.	Definition of Terms.	2

ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.	Designation and Principal Amount.	4
Section 202.	Maturity.	4
Section 203.	Further Issues.	5
Section 204.	Payment.	5
Section 205.	Global Securities.	5
Section 206.	Interest.	5
Section 207.	Authorized Denominations.	5
Section 208.	Exchange Notes.	6
Section 209.	Transfers and Exchanges; Securities Act Legends.	6
Section 210.	Redemption.	7
Section 211.	Appointment of Agents.	7

ARTICLE THREE
REDEMPTION OF THE NOTES

Section 301.	Optional Redemption by Company.	7
Section 302.	No Sinking Fund.	8

ARTICLE FOUR
FORMS OF NOTES

Section 401.	Form of Face of the Notes.	8
Section 402.	Form of Reverse of the Notes.	15
Section 403.	Form of Trustee’s Certificate of Authentication of the Notes.	19

ARTICLE FIVE
ORIGINAL ISSUE OF NOTES

Section 501.	Original Issue of Notes.	19

ARTICLE SIX
SUPPLEMENTAL INDENTURES

Section 601.	Supplemental Indentures with Consent of Securityholders.	20

		Page
ARTICLE SEVEN
REMEDIES

Section 701.	Events of Default.	20

ARTICLE EIGHT
COVENANTS

Section 801.	Available Information.	20

ARTICLE NINE
MISCELLANEOUS

Section 901.	Ratification of Indenture.	20
Section 902.	Trustee Not Responsible for Recitals.	21
Section 903.	Governing Law.	21
Section 904.	Separability.	21
Section 905.	Counterparts.	21

-ii-

THIRD SUPPLEMENTAL INDENTURE, dated as of August 18, 2003 (the “Third Supplemental Indenture”), between Bristol-Myers Squibb Company, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 345 Park Avenue, New York, New York (the “Company”), and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), a New York banking corporation, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company executed and delivered the indenture, dated as of June 1, 1993 to JPMorgan Chase Bank, a New York banking corporation (formerly The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association))), as trustee (the “Existing Indenture,” and as heretofore supplemented, the “Indenture”), to provide for the issuance of the Company’s notes, bonds, debentures or any other evidences of indebtedness (the “Securities”), in one or more fully registered series;

WHEREAS, pursuant to Section 901 of the Existing Indenture, the Company desires to provide for the issuance of a new series of its Securities to be known as its 4.00% Notes due 2008 (the “2008 Notes”) and a new series of its Securities to be known as its 5.25% Notes due 2013 (the “2013 Notes” and, together with the 2008 Notes, the “Notes”), and to establish the forms thereof, as in Section 202 of the Existing Indenture provided, and to set forth the terms thereof, as in Section 301 of the Existing Indenture provided;

WHEREAS, the Board of Directors of the Company, pursuant to a resolution duly adopted on June 10, 2003, has duly authorized the issuance of up to $3 billion aggregate principal amount of Securities, and has authorized the appropriate officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or the 2008 Notes and the 2013 Notes, respectively, as the case may be, as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Definition of Terms.

Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this Third Supplemental Indenture;

(b) each term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

(e) The following terms, as used herein, have the following meanings:

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Closing Date” means August 18, 2003.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Securities, DTC, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

“DTC” means The Depository Trust Company.

“Exchange Notes” means the notes issued pursuant to the Exchange Offer and their Successor Notes. The Exchange Notes shall be deemed to constitute the same series as the Original Notes for which they are exchanged.

“Exchange Offer” has the meaning specified in the form of Note contained in Section 401.

“Exchange Registration Statement” has the meaning specified the form of Note contained in Section 401.

“Global Security” means any Note bearing the legend specified in Section 401 evidencing all or part of the Notes, issued to the Depositary, and registered in the name of the Depositary or its nominee. The Restricted Global Security shall be a Global Security.

“Initial Purchasers” means Goldman, Sachs & Co., J.P. Morgan Securities LLC, Banc of America Securities LLC, and Citigroup Global Markets Inc.

“Make-Whole Amount” has the meaning specified in Section 301.

“Notes” has the meaning stated in the second recital of this Third Supplemental Indenture.

“Original Notes” means all Notes other than Exchange Notes.

“Purchase Agreement” means the Purchase Agreement, dated August 12, 2003, between the Company and the Initial Purchasers.

“Registered Notes” means the Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes.

“Registration Default” has the meaning specified in the form of Note contained in Section 401.

“Registration Default Period” has the meaning specified in the form of Note contained in Section 401.

“Registration Rights Agreement” has the meaning specified in Section 401.

“Reinvestment Rate” has the meaning specified in Section 301.

“Restricted Global Security” has the meaning specified in Section 205.

“Restricted Notes” means all Notes required pursuant to Section 209(b) to bear any Restricted Notes Legend. Such term includes the Restricted Global Security.

“Restricted Notes Certificate” means a certificate substantially in the form set forth in Annex A.

“Restricted Notes Legend” means a legend substantially in form of the legend required in the form of Note set forth in Section 401 to be placed upon each Restricted Note.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Securities” has the meaning specified in the first recital of this Third Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning specified in the form of Note contained in Section 401.

“Special Interest” has the meaning specified in the form of Note contained in Section 401.

“Statistical Release” has the meaning specified in Section 301.

“Successor Note” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Exchange Note issued in exchange for an Original Note shall be deemed a Successor Note of such Original Note and any Note authenticated and delivered under Section 306 of the Existing Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Unrestricted Notes Certificate” means a certificate substantially in the form set forth in Annex B.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201. Designation and Principal Amount.

There is hereby authorized and established two series of Securities under the Indenture. One such series of Securities is hereby designated as the “400% Notes due 2008,” and the other such series is hereby designated as the “5.25% Notes due 2013,” each of which is not limited in aggregate principal amount. The aggregate principal amount of 2008 Notes to be issued shall be $400,000,000 and the aggregate principal amount of 2013 Notes to be issued shall be $600,000,000.

Section 202. Maturity.

The Stated Maturity of principal of the 2008 Notes is August 15, 2008, and the Stated Maturity of principal of the 2013 Notes is August 15, 2013.

Section 203. Further Issues.

The Company may from time to time, without the consent of the Holders of the Notes, increase the aggregate principal amount of the 2008 Notes and the 2013 Notes. Any such additional 2008 Notes will have the same ranking, interest rate, maturity date and other terms as the 2008 Notes herein provided for, and any such additional 2013 Notes will have the same ranking, interest rate, maturity date and other terms as the 2013 Notes herein provided for. Any such additional 2008 Notes, together with the 2008 Notes herein provided for, will constitute a single series of Securities under the Indenture, and any such additional 2013 Notes, together with the 2013 Notes herein provided for, will constitute a single series of Securities under the Indenture.

Section 204. Payment.

Principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars.

Section 205. Global Securities.

Upon their original issuance, the Notes shall be issued in the form of Restricted Notes represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The Company will issue the Notes in denominations of $1,000 and integral multiples of $1,000 and deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co. Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Each such Global Security will constitute a single Security for all purposes of the Indenture. The Global Securities representing the Restricted Notes, together with their Successor Notes, are collectively herein called the “Restricted Global Security.”

Section 206. Interest.

The Notes will bear interest (computed on the basis of a 360-day year of twelve 30-day months) from August 18, 2003 at the rate of 4.00% per annum with respect to the 2008 Notes and 5.25% per annum with respect to the 2013 Notes, payable semiannually; interest payable on each Interest Payment Date (as defined in the Indenture) will include interest accrued from August 18, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are February 15 and August 15, commencing on February 15, 2004; and the Record Date (as defined in the Indenture) for the interest payable on any Interest Payment Date is the close of business on February 1 or August 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 207. Authorized Denominations.

The Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 208. Exchange Notes.

(a) Unless the context otherwise requires, the Original Notes of each series and the Exchange Notes issued in exchange for any Original Notes of that series shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

(b) All Exchange Notes issued upon any exchange of the Original Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Original Notes surrendered upon such exchange. Subject to the second paragraph of Section 307 of the Existing Indenture, each Exchange Note delivered in exchange for an Original Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such Original Note.

Section 209. Transfers and Exchanges; Securities Act Legends.

(a) Certain Transfers and Exchanges. A Note that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the from of another Note that is not a Global Security as provided in Section 305 of the Existing Indenture, provided that, if the Note to be transferred in whole or in part is a Restricted Note, then the Trustee shall have received a Restricted Notes Certificate, satisfactory to the Company and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note.

(b) Restricted Notes Legends. Subject to the following clauses of this Section 209(b), Restricted Notes and their respective Successor Notes shall bear the Restricted Notes Legend. Registered Notes shall not bear the legend required for Restricted Notes. The Security Registrar shall distinguish between Restricted Notes and Registered Notes in the Security Register.

(i) At any time when a Note has been transferred in a manner, or a sufficient amount of time has elapsed, so that a Note may be transferred without registration or limitation under the Securities Act, a new Note which does not bear a Restricted Notes Legend may be issued in exchange for or in lieu of a Note which bears such a legend if the Trustee has received an Unrestricted Notes Certificate, satisfactory to the Company and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Note in the manner provided for in the Existing Indenture.

(ii) A new Note which does not bear a Restricted Notes Legend may be issued in exchange for or in lieu of a Note (other than a Global Security) or any portion thereof which bears such a legend if, in the judgment of the Company, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Note as provided in this Article Two.

(iii) Notwithstanding the foregoing provisions of this Section 209(b), a Successor Note of a Note that does not bear a Restricted Notes Legend shall not bear such legend unless the Company has reasonable cause to believe that such Successor Note is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver the Successor Note bearing a Restricted Notes Legend as provided in this Third Supplemental Indenture.

Section 210. Redemption.

The Notes are subject to redemption at the option of the Company as described in Article Three hereof.

Section 211. Appointment of Agents.

The Trustee will initially be the Security Registrar and Paying Agent for each series of Notes and will act as such only at its offices in New York, New York.

ARTICLE THREE

REDEMPTION OF THE NOTES

Section 301. Optional Redemption by Company.

(a) The Notes of either or both series may be redeemed at any time at the Company’s option in whole or from time to time in part at a redemption price equal to the sum of (1) the principal amount of any Notes being redeemed plus accrued interest to the redemption date and (2) the Make-Whole Amount (as defined below), if any.

(i) If the Company has given notice as provided in the Indenture and funds for the redemption of any Notes called for redemption have been made available on the Redemption Date, such Notes will cease to bear interest on the Redemption Date. Thereafter, the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

(ii) Any redemption pursuant to this subsection (a) will be made upon not less than 30 days’ nor more than 60 days’ notice to the Holder of the Notes called for redemption. The Company will notify the Trustee at least 45 days prior to giving any such notice of redemption (or such shorter period as is satisfactory to the Trustee) of the series and the aggregate principal amount of Notes of such series to be redeemed and their Redemption Date. If less than all the Notes of such series are to be redeemed, the Trustee shall select which Notes of such series are to be redeemed in a manner it deems to be fair and appropriate.

“Make-Whole Amount” means the excess of (1) the aggregate present value, on the Redemption Date, of the principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable on that principal amount if such redemption had not been made, over (2) the aggregate principal amount of Notes of such series being redeemed.

Present value shall be determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below and as determined on the third Business Day preceding the date such notice of redemption is given) from the respective date on which such principal and interest would have been payable if such redemption had not been made.

“Reinvestment Rate” means 0.10% for the 2008 Notes and 0.15% for the 2013 Notes, plus, in each case, the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release (as defined below) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two established maturities most closely corresponding to such maturity will be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

(b) At or prior to the time of giving of any notice of redemption to the Holders of any Notes to be redeemed, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the Redemption Price as so calculated and set forth in such Officers’ Certificate.

Section 302. No Sinking Fund.

The Notes are not entitled to the benefit of any sinking fund.

ARTICLE FOUR

FORMS OF NOTES

Section 401. Form of Face of the Notes.

[INCLUDE IF NOTE IS A RESTRICTED NOTE – THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN

APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[INCLUDE IF NOTE IS A GLOBAL NOTE – THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THE SECURITIES, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITORY TRUST COMPANY IS THE DEPOSITARY – UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO BRISTOL-MYERS SQUIBB COMPANY OR ITS AGENT FOR REGISTRATION OF

TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO. (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BRISTOL-MYERS SQUIBB COMPANY

[INCLUDE IF NOTE IS 2008 NOTE – 4.00% SENIOR NOTE DUE 2008]

[INCLUDE IF NOTE IS 2013 NOTE – 5.25% SENIOR NOTE DUE 2013]

No.

CUSIP No.:	$

BRISTOL-MYERS SQUIBB COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of • DOLLARS ($•) at the office or agency of the Company in New York, New York designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee mentioned below, located at 4 New York Plaza, New York, New York 10004), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on February 15 and August 15 of each year, commencing February 15, 2004, at said office or agency (except as provided below), in like coin or currency, at the rate per annum specified in the title hereof, such interest to accrue from the date of this Note until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any February 15 or August 15 will, except as provided in the Indenture dated as of June 1, 1993, as supplemented by the First Supplemental Indenture dated as of February 4, 1998, the Second Supplemental Indenture dated as of September 28, 2001 and the Third Supplemental Indenture dated as of August 18, 2003 (collectively, herein called the “Indenture”; capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Indenture), duly executed and delivered by the Company to JPMorgan Chase Bank, a New York banking corporation (formerly The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association))), as trustee (herein called the “Trustee”), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the next preceding February 1 or August 1, respectively (herein called the “Regular Record

Date”), whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, as described in the Indenture, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default any may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Company issued pursuant to the Indenture designated as the [4.00% Senior Notes due 2008][5.25% Senior Notes due 2013] (herein called the “Notes”), unlimited in aggregate principal amount.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in New York, New York, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 4 New York Plaza, New York, New York 10004), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, a new Note or Notes of authorized denominations for a like aggregate principal amount and Stated Maturity will be issued to the tranferee in exchange therefore, subject to the limitations provided in the Indenture.

No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

[INCLUDE IF NOTE IS ORIGINAL NOTE – Pursuant to the Exchange and Registration Rights Agreement, dated as of August 18, 2003 (the “Registration Rights Agreement”), by and among the Company and the Initial Purchasers (as defined therein), the Company has agreed for the benefit of the Holders from time to time of the Notes that it will (i) file under the Securities Act, no later than March 31, 2004, a registration statement (the “Exchange Registration Statement”) registering debt securities substantially identical to the Notes (except that such securities will not contain terms with respect to the Special Interest payments described below or transfer restrictions) pursuant to an exchange offer (the “Exchange Offer”), (ii) use its reasonable best efforts to cause the Exchange Registration Statement to become effective under the Securities Act by

June 30, 2004 and (iii) use its reasonable best efforts to cause the Exchange Offer to remain open at least 30 business days and to commence and complete the Exchange Offer no later than 45 days after the Exchange Registration Statement has become effective. If (i) on or prior to the time the Exchange Offer is completed, existing Commission (as defined in the Indenture) interpretations are changed such that this Note is not or would not be, upon receipt under the Exchange Offer, transferable by the Holder of this Note without restriction under the Securities Act, (ii) the Exchange Offer has not been completed within 45 days of the effectiveness of the Exchange Registration Statement or (iii) the Exchange Offer is not available to any Holder of the Notes and notice is given by the Company by such holder, the Company has agreed, in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer contemplated above, to file under the Securities Act as soon as practicable, but no later than 45 days after the time such obligation to file arises, a “shelf” registration statement providing for the registration of and the sale on a continuous or delayed basis by the Holder of this Note pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (such registration statement, the “Shelf Registration Statement”) and to use its reasonable best efforts to cause the Shelf Registration Statement to become effective no later than 90 days after the Shelf Registration Statement is filed and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the time and date the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective or such time as there are no longer any Restricted Notes outstanding.

In the event that (i) the Company has not filed the Exchange Registration Statement by March 31, 2004 or the Shelf Registration Statement within 45 days of the time the obligation to file a Shelf Registration Statement arises or (ii) such Exchange Registration Statement has not become effective or been declared effective by the Commission on or before June 30, 2004 or such Shelf Registration Statement has not become effective or been declared effective by the Commission within 90 days after the Shelf Registration Statement is filed, respectively, or (iii) the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration Statement required to be filed under the Registration Rights Agreement is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in the Registration Rights Agreement) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, special interest (“Special Interest”), in addition to any stated interest on this Note, shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, and at a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default Period. Accrued Special Interest, if any, shall be paid in cash in arrears on each Interest Payment Date for the Notes; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, BRISTOL-MYERS SQUIBB COMPANY has caused this Note to be duly executed under its corporate seal.

Dated:	BRISTOL-MYERS SQUIBB COMPANY

By:
Name:
Title:

Attest

Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of

the series designated therein referred to

in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By:
Authorized Officer

Section 402. Form of Reverse of the Notes.

This Note is one of the duly authorized issue of debt securities (hereinafter called the “Securities”) of the Company, of the series specified on the face hereof, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all indentures supplemental thereto (collectively, the “Indenture”) reference is hereby made for a statement of the rights and limitations of rights, obligations, duties and immunities thereunder of the Trustee, and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Registrar and Paying Agent

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange and an office or agency where Notes may be presented for payment or for exchange. The Company has initially appointed the Trustee, JPMorgan Chase Bank, as its Security Registrar and Paying Agent. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or other Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts.

Optional Redemption of the Notes

The Notes may be redeemed at any time at the Company’s option in whole or from time to time in part, at a redemption price equal to the sum of (1) the principal amount of any notes being redeemed plus accrued interest to the redemption date and (2) the Make-Whole Amount (as defined below), if any.

If the Company has given notice as provided in the Indenture and funds for the redemption of any Notes called for redemption have been made available on the Redemption Date, such Notes will cease to bear interest on the Redemption Date. Thereafter, the only right of the Holders of those Notes will be to receive payment of the Redemption Price.

The Company will give notice of any optional redemption to Holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

The Company will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their Redemption Date. If less than all the Notes are to be redeemed, the Trustee shall select which Notes are to be redeemed in a manner it deems to be fair and appropriate.

“Make-Whole Amount” means the excess of (1) the aggregate present value, on the Redemption Date, of the principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable on that principal amount if such redemption had not been made, over (2) the aggregate principal amount of Notes being redeemed. Present value shall be determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below and as determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made.

“Reinvestment Rate” means [INCLUDE IF NOTE IS 2008 NOTE – 0.10%][INCLUDE IF NOTE IS 2013 NOTE – 0.15%] plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release (as defined below) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two established maturities most closely corresponding to such maturity will be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

At or prior to the time of giving any notice of redemption to the Holders of any Notes to be redeemed, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the Redemption Price as so calculated and set forth in such Officers’ Certificate.

Further Issues

The Company may from time to time, without notice to or the consent of the Holders of the Notes, create and issue further notes ranking equally and ratably with the Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will be consolidated and form a single series with the Notes and will have the same terms as to status, redemption or otherwise as the Notes. Any further notes may be issued by or pursuant to a resolution of the board of directors of the Company or a supplement to the Indenture.

Notes in Definitive Form

If (1) the Depository is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (2) an Event of Default has occurred with regard to the Notes represented by a Global Security and has not been cured or waived, or (3) the Company at any time and in its sole discretion determines not to have the Notes represented by a Global Security, the Company may issue notes in definitive form in exchange for this Note. In any such instance, an owner of a beneficial interest in the Notes will be entitled to physical delivery in definitive form of notes represented by a Global Security, equal in principal amount to such beneficial interest and to have such Notes registered in its name.

As provided in the Indenture and subject to the limitations therein set forth, the Company’s definitive Notes can be transferred by presentation for registration to the Registrar at its New York office and must be duly endorsed by the Holder or the Holder’s attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the Holder or the Holder’s attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Notes.

Sinking Fund

The Notes will not be subject to any sinking fund.

Default

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

Miscellaneous

Any money that the Company deposits with the Trustee or any Paying Agent for the payment of principal or any interest on this Note that remains unclaimed for two years after the date upon which the principal and interest are due and payable, will be repaid to the Company upon the Company’s request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the Holder of this Note will be able to seek any payment to which such Holder may be entitled to collect only from the Company.

Unless the context otherwise requires, the Original Notes (as defined in the Indenture) and the Exchange Notes (as defined in the Indenture) shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and any interest on, this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company’s option, either the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series or the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions with respect to the Securities of such series.

The Securities of this series are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. The Securities of this series may be exchanged for a like aggregate principal amount and Stated Maturity of Notes of other authorized denominations at the office or agency of the Company in New York, New York, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 4 New York Plaza, New York, New York 10004), and in the manner and subject to the limitations provided in the Indenture.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

Section 403. Form of Trustee’s Certificate of Authentication of the Notes.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK
As Trustee

By:
Authorized Officer

ARTICLE FIVE

ORIGINAL ISSUE OF NOTES

Section 501. Original Issue of Notes.

2008 Notes in the aggregate principal amount of $400,000,000 and 2013 Notes in the aggregate principal amount of $600,000,000 may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver said Notes as in said Company Order provided.

ARTICLE SIX

SUPPLEMENTAL INDENTURES

Section 601. Supplemental Indentures with Consent of Securityholders.

No indenture supplemental to this Third Supplemental Indenture shall, without the consent of the Holder of each Outstanding Note, modify the obligation of the Company to deliver information as set forth in Section 801 of this Third Supplemental Indenture.

ARTICLE SEVEN

REMEDIES

Section 701. Events of Default.

Pursuant to Section 501(7) of the Existing Indenture, an “Event of Default” with respect to the Notes shall also mean a default in the payment of Special Interest when it becomes due and payable, and continuance of such default for a period of 30 days.

ARTICLE EIGHT

COVENANTS

Section 801. Available Information.

Until such time as all Outstanding Notes are freely transferable without restriction under the Securities Act, the Company (i) will use its reasonable best efforts to be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and to file in a timely manner all reports and other documents required to be filed pursuant thereto or in connection therewith and (ii) will take all actions necessary to permit resales of the Notes pursuant to Rule 144A, including furnishing to any Holder (or of a beneficial interest in a Note), or to any prospective purchaser designated by such Holder or beneficial owner, upon request of such Holder or beneficial owner, financial and other information required to be delivered under paragraph (d)(4) of Rule 144A.

ARTICLE NINE

MISCELLANEOUS

Section 901. Ratification of Indenture.

The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 902. Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

Section 903. Governing Law.

This Third Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 904. Separability.

In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 905. Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

BRISTOL-MYERS SQUIBB COMPANY

By:
Name:
Title:

Attest:

Name:
Title:

JPMORGAN CHASE BANK

By:
Name:
Title:

Attest:

Name:
Title:

ANNEX A – Form of Restricted

Notes Certificate

RESTRICTED NOTES CERTIFICATE

JPMorgan Chase Bank

4 New York Plaza, 15th Floor

New York 10004

Attn: Institutional Trust Services

Re: [4.00% Senior Notes Due 2008][5.25% Senior Notes Due 2013] of Bristol-Myers Squibb Company (the “Notes”)]

Reference is made to the Indenture, dated as of June 1, 1993, between Bristol-Myers Squibb Company (the “Company”) and JPMorgan Chase Bank, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S. $             principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

(1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

(A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ANNEX B – Form of Unrstricted

Notes Certificate

UNRESTRICTED NOTES CERTIFICATE

JPMorgan Chase Bank

4 New York Plaza, 15th Floor

New York, New York 10004

Attn: Institutional Trust Services

Re: [4.00% Senior Notes Due 2008][5.25% Senior Notes Due 2013] of Bristol-Myers Squibb Company (the “Notes”)

Reference is made to the Indenture, dated as of June 1, 1993, between Bristol-Myers Squibb Company (the “Company”) and JPMorgan Chase Bank, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S. $             principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Notes bearing no Restricted Notes Legend pursuant to Section 209 of the Third Supplemental Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

B-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

B-2